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                                                                    EXHIBIT 23.7


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


    As independent petroleum engineers, we hereby consent to the use of our reports dated February 24, 1994 and May 24, 1995 and our estimates of net proved oil and natural gas reserves of Forcenergy Inc. as of January 1, 1994 and 1995 and to all references to our firm included in this Registration Statement.


                                       Joe C. Neal & Associates


Midland, Texas
September 15, 1997